Exhibit 5.1

Our ref:	YCU/810962-000001/25284553v4

VS MEDIA Holdings Limited Kingston Chambers PO Box 173 Road Town Tortola, VG1110 British Virgin Islands

11 August 2023

Dear Sirs

VS MEDIA Holdings Limited (the “Company”)

We have acted as counsel as to British Virgin Islands law to the Company and have been asked to provide this legal opinion in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “SEC Act”) (including its exhibits, the “Registration Statement”) for the purposes of, registering with the Commission under the SEC Act, the offering and sale to the public (the “Offering”) of 2,000,000 Class A ordinary shares of no par value in the Company (the “Class A Ordinary Shares”), and the sale by certain shareholders of the Company (the “Selling Shareholders”) of 3,000,000 Class A Ordinary Shares (the “Sale Shares”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 10 August 2023, including the Company’s Certificate of Incorporation dated 30 August 2022 and the amended and restated memorandum and articles of association registered on 25 October 2022 (the “Memorandum and Articles”).

1.2	The written resolutions of the board of directors of the Company dated 2 December 2022 (the “Resolutions”).

1.3	A certificate of incumbency dated 10 August 2023, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent (the “Registered Agent’s Certificate”).

1.4	A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs dated 28 July 2023 (the “Certificate of Good Standing”).

1.5	A certificate from a director of the Company (the “Director’s Certificate”) (a copy of which is appended to this opinion at Appendix A).

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Registered Agent’s Certificate, the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	All public records of the Company which we have examined are accurate and the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and such information has not since then been altered and such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.4	No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Class A Ordinary Shares, including the Sale Shares.

2.5	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (As Revised) (the “Act”), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

3.2	The Company is authorized to issue an unlimited number of Class A Ordinary Shares of no par value and Class B Ordinary Shares of no par value.

3.3	The Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, such Class A Ordinary Shares will be validly issued, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members.

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3.4	The Sale Shares to be sold by the Selling Shareholders as contemplated by the Registration Statement have been duly authorised, validly issued, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members.

3.5	The statements included in the Registration Statement under the headings “Description of Ordinary Shares”, “Taxation” and “Enforceability of Civil Liabilities”, insofar as such statements summarise the laws of the British Virgin Islands and the Memorandum and Articles, are accurate and fairly represent in all material respects summaries of British Virgin Islands laws and regulations and the Memorandum and Articles.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Corporate Affairs under the laws of the British Virgin Islands, annual filing fees must be paid and returns made to the Registrar of Corporate Affairs within the time frame prescribed by law.

4.2	Under British Virgin Islands law, the register of members is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a British Virgin Islands court for a determination on whether the register of members reflects the correct legal position. Further, the British Virgin Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. For the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Company’s Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a British Virgin Islands court.

4.3	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.4	In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the SEC Act, or the rules and regulations of the Commission thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

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